Exhibit 99.1

Consolidated financial statements as of and for the year ended
31 December 2016

W.O.M. World of Medicine GmbH

Consolidated statement of profit and loss and other comprehensive income

EUR ‘000	Notes	2016
Revenue	5	74.494
Changes in finished and unfinished products	13	699
Other operating income	6	1.402
Cost of materials		-31.683
Personnel expenses		-21.146
Other expenses	6	-12.240
Depreciation and amortization	10, 11	-2.538
Earnings before interest and taxes (EBIT)		8.988
Finance income	7	12
Finance costs	7	-200
Net finance costs		188
Earnings before income taxes (EBT)		8.800
Income taxes	8	-2.767
Profit for the year		6.033

Other comprehensive income
Exchange differences on translating foreign operations (will be reclassified subsequently to profit or loss when specific conditions are met)	15	70

Total comprehensive income		6.103
Total comprehensive income for the period is attributable to: Owners of W.O.M. World of Medicine GmbH Non-controlling interests		6.103 0

Consolidated statement of financial position

EUR ‘000	Notes	31.12.2016
Assets
Non-current assets
Goodwill	9	207
Other intangible assets, net	10	1.577
Property, plant and equipment, net	11	15.192
Other financial assets	12	1
Deferred tax assets	8	670
Trade and other receivables	12	55
Total non-current assets		17.703
Current assets
Inventories	13	8.142
Trade and other receivables	12	11.299
Cash and cash equivalents	12	2.316
Total current assets		21.757

Total assets		39.459

EUR ‘000	Notes	31.12.2016
Equity and liabilities
Capital and reserves
Share capital	14	5.000
Capital reserve	14	5.915
Retained earnings	16	14.815
Other Reserves	15	158
Total equity		25.888
Non-current liabilities
Provisions	17	83
Borrowings	12	1.987
Other liabilities	18	181
Deferred tax liabilities	8	330
Total non-current liabilities		2.581
Current liabilities
Provisions	17	1.064
Tax Liabilities	17	1.628
Borrowings	12	1.612
Trade payables	12	3.583
Other liabilities	18	3.103
Total current liabilities		10.990

Total equity and liabilities		39.459

Consolidated statement of changes in equity

EUR ‘000	Share capital	Capital reserve	Retained earnings	Other reserves	Total equity
Balance at 01 January 2016	5.000	5.915	12.782	88	23.785
Profit for the year	-	-	6.033	-	6.033
Other comprehensive income for the year	-	-	-	70	70
Payment of dividends	-	-	-4.000	-	-4.000
Balance at 31 December 2016	5.000	5.915	14.815	158	25.888

Consolidated statement of cash flows

EUR ‘000	2016
Cash flows from operating activities
Profit for the year	6.033
Adjustments for:
Income tax expense recognized in profit or loss	2.767
Finance cost recognized in profit or loss	188
Depreciation and amortization of assets	2.538
Income taxes paid	-1.516
Interest paid	-201
Movements in working capital:
Increase in inventories	-173
Increase in trade and other receivables	-2.568
Decrease in deferred tax assets	49
Increase in current provisions	1.316
Increase in trade payables	1.025
Increase in other payables (excl. financial liabilities)	382
Net cash generated by operating activities	9.842

Cash flows from investing activities
Purchases of intangible assets	-558
Purchases of property, plant and equipment	-4.409
Net cash used in investing activities	-4.967

Cash flows from financing activities
Dividends paid	-4.000
Cash repayments financial liabilities to banks	-280
Cash repayments financial liabilities to shareholders/affiliates	-1.000
Cash repayments financial liabilities for finance leases	-81
Net cash used in financing activities	-5.361

Net decrease in cash and cash equivalents	-486
Cash and cash equivalents at the beginning of the year	2.802
Cash and cash equivalents at end of the year	2.316

1. General Information

W.O.M. World of Medicine (“WOM” or ”the Company”) and subsidiaries (“the Group”) is a company with limited liability (“GmbH”) incorporated in Berlin, Germany and its registered office situated at Salzufer 8, 10587 Berlin, Germany. Its parent and ultimate holding company is ATON GmbH, incorporated in Munich, Germany.

The Group produces medical technology and is one of the precursors of minimally invasive surgery. As partner of OEM, WOM develops insufflators and camera systems which ensure secure “key-hole”-surgery.

2. Basis of preparation

The reporting period of the Group is from 1 January 2016 to 31 December 2016. The Group’s functional currency is Euro. All values are rounded to thousands (TEUR; ‘000), except when indicated otherwise.

2.1 Compliance with IFRS

The consolidated financial statements of WOM have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

2.2 New and revised IFRSs in issue but not yet effective

The Group has not applied the following new and revised IFRSs that have been issued but are not yet effective:

Title	Key requirements	Effective Date	Expected impact
IFRS 9 Financial instruments	IFRS 9 replaces the multiple classification and measurement models in IAS 39 with a single model that has initially two classification categories: amortized cost and fair value	01 January 2018	See below
IFRS 15 Revenue from contracts with customers (and clarifications)	The new standard for the recognition of revenue will replace IAS 18 and IAS 11. It is based on the principle that revenue is recognized when control of a good or service transfers to a customer.	01 January 2018	See below
IFRS 16 Leases

IFRS 16 will affect primarily the accounting by lessees and will result in the recognition of almost all leases on balance sheet. The standard removes the current distinction between operating and financing leases.

		01 January 2019	See below
Disclosure Initiative – Amendments to IAS 7	Entities will be required to explain changes in their liabilities arising from financing activities.	01 January 2017	Currently the Group does not expect a material impact to the consolidated financial statements.

Annual Improvements to IFRS Standards 2014-2016 Cycle	The annual improvements clarify certain matters in the following standards: IFRS 1, IFRS 12 and IAS 28	01 January 2018 / 01 January 2017	Currently the Group does not expect a material impact to the consolidated financial statements.
IFRIC Interpretation 22 Foreign Currency Transactions and Advance Consideration	IFRIC 22 clarifies the accounting for transactions that include the receipt or payment of advance consideration in a foreign currency.	01 January 2018	Currently the Group does not expect a material impact to the consolidated financial statements.
Recognition of Deferred Tax Assets for Unrealized Losses – Amendments to IAS 12	The amendments clarify the accounting for deferred tax where an asset is measured at fair value and that fair value is below the asset’s tax base.	01 January 2017	Currently the Group does not expect a material impact to the consolidated financial statements.

The newly issued IFRS 9, Financial Instruments, will replace IAS 39, Financial Instruments: Recognition and Measurement. The standard implements new regulations on the classification and measurement of financial assets and a new loss allowance model that also takes expected losses into account in the calculation of loss allowances. The Group expects no material effects in the classification and measurement of financial instruments.

IFRS 15, Revenue from Contracts with Customers was issued by the IASB in 2014 and replaces the standards IAS 18 and IAS 11. With IFRS 15, a uniform model of revenue recognition is established, which is based on a five-step model to help determine the amount and timing of revenue recognition. Changes can potentially arise as a result of the new requirements for revenue recognition on transfer of control, multi-element transactions with revenue recognized over the period of performance and extended disclosures in the notes. WOM is currently reviewing the specific implications of IFRS 15 for the Group. At this time, minor changes in the amount and timing of revenue recognition are expected. However, the Group does not expect a material effect on the results of operations.

IFRS 16, Leases was issued in January 2016 and will replace IAS 17 Leases. A new accounting model based on the right to use an asset for leases in the lessee’s financial statements is established under IFRS 16. The new standard does not distinguish between finance and operating leases. As for lessees, all leases will be presented “on-balance sheet”. Hence, lessees will recognize a right of use asset and a lease liability for all leases. WOM is currently reviewing the implications of the standard. It is expected that the recognition of existing operating leases will result in an increase in total assets and liabilities. The Group has not yet made a decision on whether or not to apply the exception for low-value assets. As at the reporting date, the group has non-cancellable operating lease commitments of 8.077 TEUR, see Note 20. Some of the commitments may be covered by the exception for short-term and low-value leases and some commitments may relate to arrangements that will not qualify as leases under IFRS 16. Overall, the effects on results of operations are currently expected to be immaterial.

3. Significant accounting policies

3.1 Basis of Presentation

The consolidated financial statements have been prepared solely for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 03-05 of Regulation S-X, and do not represent a complete set of financial statements. As the consolidated financial statements have been prepared for this purpose, the consolidated financial statements does not present comparative periods.

Except for the omission of comparative financial information as discussed in the preceding paragraph, the consolidated financial statements of W.O.M World of Medicine GmbH and its subsidiaries have been prepared in conformity with IFRS as issued by the IASB.

3.2 General measurement principles

The consolidated financial statements have been prepared on a historical cost basis except for certain financial instruments that are measured at revalued amounts or fair values at the end of each reporting period and explained in the accounting policies below.

In general, historical cost is based on the fair value of the consideration given in exchange for goods and services.

The fair value of an asset or a liability is the price that would be received to sell the asset or paid to transfer the liability, respectively, in an orderly transaction between market participants at the measurement date, regardless of whether that price is directly observable or estimated using another valuation technique.

For financial reporting purposes, fair value measurements are categorized into three levels based on the degree to which the inputs to the fair value measurement are observable and the significance of the inputs to the fair value measurement in its entirety, described as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the entity can access at the measurement date;
•	Level 2 inputs are inputs that are observable for the asset or liability, either directly or indirectly, other than quoted prices included within Level 1; and
•	Level 3 inputs are unobservable.

The principal accounting policies are set out below.

3.3 Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company and its subsidiaries. According to IFRS 10, Consolidated Financial Statements, control is achieved when the Company has power over the investee, is exposed, or has rights, to variable returns from its involvement with the investee; and has the ability to use its power to affect its returns.

If facts and circumstances indicate that there are changes to one or more of the three elements of control listed above, the company reassesses whether or not it still controls an investee.

Consolidation of a subsidiary begins when WOM obtains control over the subsidiary and ceases when WOM loses control of the subsidiary. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies in line with the Group’s accounting policies.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests.

All intercompany assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full upon consolidation.

Changes in the Group’s ownership interests in subsidiaries not resulting in the Group losing control are accounted for as equity transactions. The carrying amounts of the Group’s interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

3.4 Revenue Recognition

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, VAT, rebates and similar allowances.

In accordance with IAS 18, revenue from the sale of goods is recognized when the goods are delivered and titles have passed, at which time all of the following conditions are satisfied:

•	the Group has transferred to the buyer the significant risks and rewards of ownership in the goods;
•	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;
•	the amount of revenue can be measured reliably;
•	it is probable that the economic benefits associated with the transaction will flow to the Group; and
•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

When the Group provides services, revenue is recognized by reference to the stage of completion of the contract. Servicing fees included in the price of products sold are recognized by reference to the proportion of the total cost of providing the servicing for the product sold.

Interest income from a financial asset is recognized when it is probable that the economic benefits will flow to the Group and the amount of income is reliably measurable. Interest income is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, being the rate that exactly discounts estimated future cash receipts through the expected life of the financial assets to that asset’s net carrying amount on initial recognition.

3.5 Taxation

Income tax expense represents the sum of the tax currently payable and deferred tax.

3.5.1 Current Tax

The basis for the tax currently payable is the taxable profit for the year. The taxable profit differs from “profit before tax” as reported in the consolidated statement of profit and loss and other comprehensive income because of items of income or expense that are taxable or deductible in other years and items that are never taxable or deductible. The Group’s current tax is calculated using tax rates that have been enacted or substantively enacted by the end of the reporting period.

3.5.2 Deferred Tax

Deferred tax is recognized on temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and the corresponding tax bases used in the computation of taxable profit. Deferred tax liabilities are generally recognized for all taxable temporary differences. Deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that future taxable profits will be available against which those deductible temporary differences can be utilized. Therefore, such deferred tax assets or liabilities are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit. Deferred tax liabilities are also not recognized if the temporary difference arises from the initial recognition of goodwill.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

Deferred tax liabilities and assets are measured at the tax rates that are expected to apply in the period in which the liability is settled or the asset realized, based on tax rates (and tax laws) that have been enacted or substantive enacted by the end of the reporting period.

The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

3.6 Business Combinations and goodwill

Acquisitions of businesses are accounted for using the acquisition method according to IFRS 3, Business Combinations. The consideration transferred in a business combination is measured at fair value, calculated as the sum of the fair values at the date of the acquisition of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Costs related to the acquisition are generally recognized in profit and loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognised at their fair value, except that:

•

deferred tax assets or liabilities, and assets or liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12,  Income Taxes and IAS 19, Employee Benefits respectively;

•

liabilities or equity instruments related to share-based payment arrangements of the acquiree or share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree are measured in accordance with IFRS 2, Share-based payments; and

•	assets (or disposal groups) that are classified as held for sale in accordance with IFRS 5, Non-current Assets Held for Sale and Discontinued Operations are measured in accordance with that standard.

Goodwill is measured as the excess of the sum of the consideration transferred and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and liabilities assumed.

When the consideration transferred by the Group in a business combination includes assets or liabilities resulting from a contingent consideration arrangement, the contingent consideration is measured at fair value as of the acquisition-date and included as part of the consideration transferred in a business combination. Changes in the fair value of the contingent consideration qualifying as measurement period adjustments are adjusted retrospectively, with corresponding adjustments against goodwill. Measurement period adjustments are adjustments arising from additional information obtained during the ‘measurement period’ (which cannot exceed one year from the acquisition date) about facts and circumstances that existed at the acquisition date.

If changes in the fair value of the contingent consideration do not qualify as measurement period adjustments, the subsequent accounting depends on how the contingent consideration is classified. Contingent consideration that is classified as equity is not remeasured at subsequent reporting dates and its subsequent settlement is accounted for within equity. Contingent consideration that is classified as an asset or a liability is remeasured at subsequent reporting dates in accordance with IAS 39, Financial instruments, or IAS 37, Provisions, Contingent Liabilities and Contingent Assets as appropriate, with the corresponding gain or loss being recognized in profit and loss.

If the initial accounting for a business combination is incomplete by the end of the respective reporting period, the Group reports provisional amounts for the items for which the accounting is incomplete. Those provisional amounts are adjusted during the measurement period (which cannot exceed one year from the acquisition date), or additional assets or liabilities are recognized, to reflect new information obtained about facts and circumstances that existed at the acquisition date that, if known, would have affected the amounts recognized at that date.

If the acquisition of a business results in the recognition of goodwill, it is carried at cost as established at the date of acquisition less accumulated impairment losses, if any.

Impairment tests on goodwill are conducted at least once per year, and more frequently in the presence of a triggering event. For the purpose of impairment testing, goodwill is allocated to each of the Group’s cash-generating units (CGUs) (or groups of cash-generating units) that is expected to benefit from the synergies of the combination. In case the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the unit and then to the other assets of the unit pro rata based on the carrying amount of each asset in the unit. Any impairment loss for goodwill is recognized directly in profit or loss. An impairment loss recognized for goodwill is not reversed in subsequent periods.

3.7 Other Intangible Assets

Intangible assets acquired separately

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is recognized on a straight-line bases over their estimated useful lives. At each reporting date, the amortization method and estimated useful lives are reviewed and the effect of any changes in estimate are accounted for on a prospective basis. The following useful lives are used in the calculation of amortization.

Concessions, patents and other rights	2 - 8 years
Software	1 - 5 years
Capitalized cost of development	4 - 8 years

Expenses for amortization are presented in a separate line item within the statement of profit and loss and comprehensive income.

Internally-generated intangible assets

Expenditure on research activities is recognized as an expense in the period in which it is incurred.

An internally-generated intangible asset arising from development is recognized if, and only if, all the following have been demonstrated:

•	the technical feasibility of completing the intangible asset so that it will be available for use or sale;
•	the intention to complete the intangible asset and use or sell it;

•	the ability to use or sell the intangible asset;
•	how the intangible asset will generate probable future economic benefits;
•	the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset; and
•	the ability to measure reliably the expenditures attributable to the intangible asset during its development.

The amount initially recognized for internally-generated intangible assets is the sum of the expenditure incurred from the date when the intangible asset first meets the recognition criteria listed above. Where no internally-generated intangible asset can be recognized, development expenditure is recognized in profit and loss in the period in which it is incurred.

Subsequently, internally-generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Derecognition of intangible assets

When no future benefits are expected from use or disposal of an intangible asset or it is being disposed, the asset will be derecognized. Gains or losses arising from derecognition of an intangible asset, measured as the difference between the net disposal proceeds and the carrying amount of the asset, and are recognized in profit or loss when the asset is derecognized.

3.8 Property, Plant and Equipment

Property, plant and equipment is stated at cost less accumulated depreciation and accumulated impairment losses.

Properties, in the course of construction for production purposes are carried at cost, less any recognized impairment loss. Depreciation of these assets commences when the assets are ready for their intended use.

Depreciation is recognized using the straight-line method. The estimated useful lives and residual values are reviewed at the end of each reporting period, with the effect of any changes in estimate accounted for on a prospective basis. The buildings are depreciated under application of the component approach according to IAS 16.

The following useful lives are used in the calculation of depreciation.

Buildings	1 - 100 years
Machinery and equipment	1 - 16 years
Fixtures and fittings	1 - 23 years

Expenses for depreciation and amortization are presented in a separate line item within the statement of profit and loss and comprehensive income.

Assets held under finance leases are depreciated over the shorter of the lease term and their estimated useful lives if there is no reasonable certainty that ownership will be obtained by the end of the lease term.

When an item of property, plant and equipment is disposed or no future economic benefits are expected to arise from the continued use of the asset, it is derecognized. Any gain or loss arising on the disposal or retirement is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit and loss.

3.9 Impairment of Tangible and Finite Live Intangible Assets other than Goodwill

The Group conducts impairment tests at the end of each reporting period. Thereby, the carrying amounts of its tangible and finite live intangible assets are reviewed for impairment indicators to identify those assets that have suffered an impairment loss. If such indicators are being identified, the recoverable amount of the assets is estimated in order to determine the extent of the impairment loss, if any. If the Group is unable to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the CGU to which the asset belongs. When a reasonable and consistent basis of allocation can be identified, corporate assets are also allocated to individual CGUs, or otherwise they are allocated to the smallest group of CGUs for which a reasonable and consistent allocation basis can be identified.

Intangible assets not yet available for use are tested for impairment at least annually, and whenever there is a triggering event.

The recoverable amount is defined as the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.

If the estimated recoverable amount of an asset or CGU is less than its carrying amount, the carrying amount is reduced to its recoverable amount. An impairment loss is recognized immediately in profit and loss.

When an impairment loss subsequently reverses, the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset or CGU in prior years. A reversal of an impairment loss is recognized immediately in profit or loss.

3.10 Inventories

Inventories are presented at the lower of cost and net realizable value. Costs of inventories are determined on a weighted average price basis. Net realizable value represents the estimated selling price for inventories less all estimated costs of completion and costs necessary to realize the sale.

3.11 Financial Instruments

Financial assets and financial liabilities are recognized when a group entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Directly attributable transaction costs are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial instruments at fair value through profit and loss are recognized immediately in profit and loss.

3.11.1 Financial Assets

Under IFRS financial assets are classified into specified categories, as follows: Financial assets at fair value through profit and loss (FVTPL), held-to-maturity investments, available-for-sale (AFS) financial assets and loans and receivables. The classification is depending on the nature and purpose of the financial assets and is determined at initial recognition. Regular way purchases, defined as purchases or sales of financial assets that require delivery of assets within the time frame established by regulation or convention in the marketplace, and are recognized and derecognized on a trade date basis.

Income for debt instruments other than those financial assets classified as at FVTPL is recognized on an effective interest basis. The effective interest method is used to calculate the amortized cost of a debt instrument and to allocate interest income over the relevant period. Thereby, the effective interest rate is the rate that discounts estimated future cash receipts through the expected life of the debt instrument, or, where appropriate, a shorter period, to the net carrying amount on initial recognition.

3.11.2 Loans and receivables

Non-derivative financial assets with fixed or determinable payments that are not quoted in an active market are classified as loans and receivables. Among others, WOM recognizes trade and other receivables and cash and cash equivalents as loans and receivables. Loans and receivables are measured at amortized cost using the effective interest method less any impairment. Interest income is recognized by application of the effective interest rate, except for short-term receivables when the effect of discounting is immaterial.

For the purpose of presentation in the statement of cash flows, cash and cash equivalents includes cash on hand, deposits held at call with financial institutions, other short-term, highly liquid investments with original maturities of three months or less that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value, and bank overdrafts. Bank overdrafts, if any, are presented within borrowings in current liabilities in the statement of financial position.

3.11.3 Available-for-sale (AFS) financial assets

Investments are designated as available-for-sale financial assets if they do not have fixed maturities and fixed or determinable payments, and management intends to hold them for the medium to long-term. Financial assets that are not classified into any of the other categories (at FVPL, loans and receivables or held-to-maturity investments) are also included in the available-for-sale category.

3.11.4 Impairment of financial assets

Financial assets, other than those at FVTPL, are assessed for indicators of impairment at the end of each reporting period. Generally, financial assets are considered to be impaired when there is objective evidence that, as a result of events that occurred after the initial recognition of the financial asset, the estimated future cash flows of the investment have been affected.

For trade receivables, WOM assesses impairment on a collective basis even if they were assessed not to be impaired individually. Objective evidence of impairment for a portfolio of receivables could include the Group’s past experience with debtors, analyses of a potential increase in the number of delayed payments in the portfolio, as well as current events in national or local economic matters that correlate with default on receivables.

For financial assets carried at amortized cost, the amount of the impairment loss recognized is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate.

For financial assets that are carried at cost, the amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of the estimated future cash flows discounted at the current market rate of return for a similar financial asset. Such a resulting impairment loss will not be reversed in subsequent periods.

An impairment loss directly reduces the carrying amount of the financial asset, with the exception of trade receivables, where the carrying amount is reduced through the use of an allowance account. When a trade receivable is considered uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognized in profit or loss.

When AFS financial assets are deemed to be impaired, cumulative gains or losses previously recognized in other comprehensive income are reclassified to profit or loss in the period.

For financial assets carried at amortized cost, the reversal of a previously recognized impairment loss is made through profit or loss to the extent that the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortized cost would have been had the impairment not been recognized.

3.11.5 Derecognition of Financial Assets

The Group derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the asset to another party.

On derecognition of a financial asset in its entirety, the difference between the asset’s carrying amount and the sum of the consideration received and receivable and the cumulative gain or loss that had been recognized in other comprehensive income and accumulated in equity is recognized in profit and loss.

3.12 Equity Instruments and Financial Liabilities

Debt and equity instruments issued by a group entity are classified as either financial liabilities or as equity in accordance with the substance of the contractual arrangements and the definitions of a financial liability and an equity instrument.

3.12.1 Financial Liabilities

Under IFRS, financial liabilities are classified as either financial liabilities at FVTPL or other financial liabilities. The Group does not hold financial liabilities at FVTPL.

3.12.1.1 Other Financial Liabilities

Other financial liabilities (including borrowings and trade and other payables) are subsequently measured at amortized cost using the effective interest method.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or (where appropriate) a shorter term, to the net carrying amount on initial recognition.

3.12.1.2 Derecognition of Financial Liabilities

The Group derecognizes financial liabilities when, and only when, the Group’s obligation are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognized and the consideration paid and payable is recognized in profit or loss.

3.13 Provisions

The Group recognizes a provision when it has a present obligation as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The provision is recognized in an amount which is the best estimate of the consideration required to settle the present obligation at the end of the reporting period, taking into account the risks and uncertainties related to the obligation. When a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the present value of those cash flows.

If the Group is virtually certain that a reimbursement by a third party of some or all of the benefits required to settle a provision will be received and it is able to measure it reliably, a receivable is recognized.

Present obligations arising under onerous contracts are recognized and measured as provisions. An onerous contract is defined as a contract under which the unavoidable costs of meeting the obligations under the contract exceed the economic benefits expected to be received from the contract.

Provisions for the expected costs of warranty obligations under local sale of goods legislation are recognized at the date of sale of the relevant products, at the Groups’ best estimate of the expenditure required to settle the obligation.

3.14 Leasing

According to IAS 17, leases are classified as finance leases when the terms of the lease transfer substantially all the risks and rewards of the ownership to the lessee. All other leases are deemed operating leases.

In finance leasing transactions where WOM is the lessee, the assets are initially recognized as assets of the Group at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the consolidated statement of financial position as a finance lease obligation.

Lease payments are apportioned between finance expenses and reduction of the lease obligation so that a constant rate of interest on the remaining balance of the liability is achieved. Finance expenses are recognized immediately in profit and loss, unless they are attributable to qualifying assets.

Operating lease payments are recognized as an expense on a straight-line basis over the lease term, except where another basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

If lease incentives are received to enter into operating leasing arrangements, such incentives are recognized as a liability. The aggregate benefit of incentives is recognized as a reduction of rental expense on a straight-line basis, except where another systematic basis is more representative of the time pattern in which economic benefits from the leased asset are consumed.

3.15 Foreign Currency

The reporting currency of WOM is Euro. WOM holds subsidiaries abroad with deviating functional currencies. Hence, the currency is converted using the modified balance sheet date method. Exchange differences on monetary items are recognized in profit or loss in the period in which they arise.

Assets and liabilities of the Group’s foreign operations are translated into Euro using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for the period. Exchange differences arising are recognized in other comprehensive income and accumulated in equity.

3.16 Employee benefits

Payments to defined contribution plans are recognized as an expense when employees have rendered service entitling them to the contributions.

The Group recognizes a liability for benefits accruing to employees in respect of wages and salaries, annual leave and sick leave in the period the related service is rendered at the undiscounted amount of the benefits expected to be paid in exchange for that service.

4. Critical accounting judgements and key resources of estimation uncertainty

Applying the Group’s accounting policies, described in Note 3, requires the Group to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The Group will determine estimates and associated assumptions from historical experience and other factors that are deemed to be relevant. However, actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

4.1 Critical judgements in applying accounting policies

The following critical judgements have been made in the process of applying the Group’s accounting policies and have the most significant effect on the amounts recognized in the consolidated financial statements.

WOM capitalizes development costs when the requirements in IAS 38 are met. The assessment of the recognition criteria for internally generated intangible assets requires judgement. The Group continuously reviews its assessments.

4.2 Key sources of estimation uncertainty

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities with the next financial year.

4.2.1 Impairment of goodwill

Estimations regarding the value in use of cash-generating units to which goodwill has been allocated are necessary when determining whether goodwill is impaired. In order to calculate the value in use, the Group is required to estimate the future cash flows expected to arise from the cash-generating unit and a suitable discount rate to calculate present value. When the actual future cash flows are less than estimated, a material impairment loss may arise. Future cash flows are estimated based on a forecast for five years and a CGU-specific growth rate.

4.2.2 Useful lives of property, plant and equipment and intangible assets

The Group reviews the estimated useful lives of property, plant and equipment and intangible assets at the end of each reporting period (see 3.6 and 3.7). Particularly, the Group’s ability to derive use from internally generated intangible assets as well as specialized machinery and other equipment on a long-term basis requires estimates regarding the future. The medicine technology sector is characterized by short innovation cycles that require the Group to closely monitor its estimates regarding the useful lives of such assets.

The reduction of the useful life of an asset would result in increased depreciation or amortization expenses, recognized in profit and loss.

4.2.3 Provisions

The recognition of provisions is based on the Group’s best estimate regarding the probability of future expenditures required to settle a present obligation. Both, the amount of the expenditures and the probability for realization, involve assumptions based on the knowledge of the circumstances as of the end of the reporting period.

The actual expenditures may differ from the initially recognized amount.

4.2.4 Deferred tax assets

Deferred tax assets are recognized for all deductible temporary differences to the extent that it is probable that future taxable profits will be available against which those deductible temporary differences can be utilized.

The carrying amount of deferred tax assets is being reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered.

The actual future taxable profits may deviate from the estimate as at the end of the reporting period.

5. Revenue

The following is a breakdown of the Group’s revenue for the year.

EUR ‘000	2016
Revenue from the sale of goods	70.995
Revenue from the rendering of services	3.284
Other	215
Total	74.494

6. Other operating income & other expenses

The following is a breakdown of the Group’s other expenses:

EUR ‘000	2016
Legal, consultancy and other fees	-1.210
Research and development costs	-1.315
Maintenance costs	-1.071
Lease and rental charges	-1.451
Sales and Marketing costs	-963
Administration costs	-774
Subcontracting and recruiting costs	-931
Cleaning and incidental rental costs	-656
Addition to provisions	-726
Foreign exchange losses	-654
Travel expenses	-508
Losses from disposal of assets	-301
Education and training costs	-320
Insurances	-198
Other operating expenses	-1.162
Total	-12.240

Other operating income:

EUR ‘000	2016
Foreign exchange gains	1.100
Other gains	302
Total	1.402

Other gains include gains from the disposal of assets in an amount of 46 TEUR.

7. Finance income and costs

EUR ‘000	2016
Finance income
Interest from affiliates	7
Interest from third parties	5
Total finance income	12
Finance costs
Interest to affiliates	-130
Interest to third parties	-60
Interest share from finance leases	-10
Total finance costs	-200
Net finance costs	-188

8. Taxes

8.1 Income tax expense

EUR ‘000	2016
Current tax
In respect of the current year	-2.867
In respect of prior years	31
Total current tax expense	-2.836

Deferred income tax
In respect of the current year	69
Total deferred tax expense	69
Income tax expense	-2.767

There has not been any income tax expense related to items shown in other comprehensive income and no income tax expense has been directly recognized in equity or other comprehensive income. Furthermore, deferred tax has not been reclassified from equity to profit or loss, there were no adjustments to deferred tax attributable to changes in tax rates or laws and no write-downs of deferred tax assets occurred.

8.2 Numerical reconciliation of income tax expense to prima facie tax payable

EUR ‘000	2016
Earnings before income taxes	8.800

Tax at the effective combined tax rate for the Group of 30,18%	-2.656
Tax effect of amounts which are not deductible (taxable) in calculating taxable income:
- Effect of different tax rates of subsidiaries operating in foreign jurisdictions	46
- Adjustments recognized in the current year in relation to the current tax of prior years	-157
Income tax expense	-2.767

8.3 Deferred tax balances

The following is the analysis of deferred tax assets and deferred tax liabilities presented in the consolidated statement of financial position:

EUR ‘000	31.12.2016	01.01.2016
Deferred tax assets	670	719
Deferred tax liabilities	-330	-448
	340	271

2016

EUR ‘000	Opening balance	Recognized in profit or loss	Recognized in other comprehensive income	Recognized directly in equity	Closing balance
Deferred tax assets/liabilities in relation to:
Intangible assets	-292	24	-	-	-267
Property, plant and equipment	527	61	-	-	589
Inventories	119	-51	-	-	68
Receivables and other assets	-61	-2	-	-	-63
Other provisions	-8	8	-	-	-
Other liabilities	-88	88	-	-	-
Tax loss carryforward	72	-59	-	-	13
Total	271	69	-	-	340

8.4 Unrecognized deductible temporary differences, unused tax losses and unused tax credits

As at 31.12.2016 and 01.01.2016 there were no deductible temporary differences, unused tax losses and unused tax credits for which no deferred tax assets have been recognized. Furthermore, there were no taxable temporary differences in relation to investments in subsidiaries for which deferred tax liabilities have not been recognized.

9. Goodwill

The Group’s recognized goodwill, stated at 207 TEUR, has been allocated in full to the CGU W.O.M. World of Medicine Produktions-GmbH. The goodwill has been recognized in course of the acquisition of a business from the company Welscher GmbH Kunststoff-Formteile i. L. i. It is related to synergy effects.

The recoverable amount of the CGU W.O.M. World of Medicine Produktions-GmbH has been based on a value in use calculation. That calculation uses cash flow projections based on financial budgets approved by management covering a five-year period, and pre-tax discount rate of 8,0 per cent. The discount rate has been determined using an average capital cost rate for a peer group of companies in the medical sector. This data is based on external sources of information. A market risk premium of 6,0 per cent was applied, in accordance to the recommendation of the Institut der Wirtschaftsprüfer (IDW). Thereby, the pre-tax discount rate of 8,0% represents the weighted average cost of capital before tax for WOM Group. Cash flows beyond the five-year period have been extrapolated using a steady 1,0 per cent growth rate. This growth rate does not exceed the long-term average growth rate for the market in which the WOM Production GmbH operates. The estimated growth rate for revenues and material costs in the five-year detailed planning periods are 10%. Management believes that any reasonably possible change in the key assumptions on which the recoverable amount is based would not cause WOM Production’s carrying amount to exceed its recoverable amount.

Management estimates that an increase of the discount rate by 10,0 % would, ceteris paribus, still not cause the carrying amount to exceed its recoverable amount. Likewise, a decrease in growth rate to 0% would not cause the carrying amount to exceed its recoverable amount.

10. Other intangible assets

EUR ‘000	31.12.2016	01.01.2016
Carrying amounts
Concessions, patents and other rights	328	407
Software	541	420
Capitalized cost of development	708	788
Total	1.577	1.615

Cost

EUR ‘000	Concessions, patents and other rights	Software	Capitalized cost of development	Total
Balance at 01 January 2016	3.428	2.038	2.621	8.087
Additions	-	342	216	558
Disposals	-1.988	-3	-	-1.991
Effect of foreign currency exchange differences	-	7	-	7
Balance at 31 December 2016	1.440	2.384	2.837	6.661

Accumulated amortization and impairment

EUR ‘000	Concessions, patents and other rights	Software	Capitalized cost of development	Total
Balance at 01 January 2016	3.021	1.618	1.833	6.472
Amortization expense	79	222	296	597
Disposals	-1.988	-3	-	-1.991
Effect of foreign currency exchange differences	-	6	-	6
Balance at 31 December 2016	1.111	1.844	2.129	5.084

11. Property, plant and equipment

EUR ‘000	31.12.2016	01.01.2016
Carrying amounts
Real estate, land rights and buildings	6.466	6.742
Machinery and equipment	4.835	3.875
Fixtures and fittings	2.356	1.814
Work in progress	1.535	871
Total	15.192	13.302

The line item “Real estate, land rights and buildings” encompasses the production plant in Ludwigsstadt, Germany and a business property in Orlando, USA.

Work in progress mainly pertains the expansion of production facilities currently under construction.

Cost or valuation.

EUR ‘000	Real estate, land rights and buildings	Machinery and equipment	Fixtures and fittings	Work in Progress	Total
Balance at 01 January 2016	9.975	9.615	5.891	871	26.352
Additions	29	1.050	1.299	1.696	4.074
Disposals	-	-545	-245	-397	-1.187
Reclassification from non-current assets held for sale	-	346	-	-	346
Transfers	-	625	10	-635	0
Effect of foreign currency exchange differences	35	1	10	-	46
Balance at 31 December 2016	10.039	11.092	6.965	1.535	29.631

Accumulated depreciation and impairment.

EUR ‘000	Real estate, land rights and buildings	Machinery and equipment	Fixtures and fittings	Work in Progress	Total
Balance at 01 January 2016	3.234	5.740	4.076	-	13.050
Depreciation expense	317	915	709	-	1.941
Disposals	-1	-400	-182	-	-583
Effect of foreign currency exchange differences	23	1	7	-	31
Balance at 31 December 2016	3.573	6.257	4.609	-	14.439

The following table gives an overview of property, plant and equipment that the Group recognizes where it is a lessee under a finance lease. The Group mainly leases production equipment:

EUR ‘000	31.12.2016	01.01.2016
Leased assets
Cost	734	379
Accumulated depreciation	-324	-175
Balance at 31 December	410	204

12. Financial assets and financial liabilities

This note provides information about the Group’s financial instruments, including an overview of all financial instruments held by the Group and specific information about each relevant type of financial instrument.

The Group holds the following financial instruments:

Financial assets EUR ‘000	Financial assets at amortized cost
31 December 2016
Trade and other receivables	11.355
Available-for-sale financial assets	1
Cash and cash equivalents	2.316
Total	13.672

01 January 2016
Trade and other receivables	8.787
Available-for-sale financial assets	0
Cash and cash equivalents	2.802
Total	11.589

Financial liabilities EUR ‘000	Liabilities at amortized cost
31 December 2016
Trade and other payables	3.583
Borrowings	3.599
Total	7.182
01 January 2016
Trade and other payables	2.557
Borrowings	4.656
Total	7.213

The Group’s exposure to various risks associated with the financial instruments is discussed in note 23. The maximum exposure to credit risk at the end of the reporting period is the carrying amount of each class of financial assets mentioned above.

12.1 Trade and other receivables

EUR ‘000	31.12.2016
Trade receivables 3rd Parties	9.799
Trade receivables affiliates	58
Other receivables	1.431
Prepayments	67
Total	11.355

Trade receivables are current in their entirety.

Other receivables include tax receivables in an amount of 1.232 TEUR.

Prepayments pertain to advance payments made to third parties.

The average credit period on sales of goods is 30 days. The Group negotiates payment specifics individually with its customers. The Group does not charge interest on trade receivables. It is the Group’s policy to assess collectability of receivables individually and recognize impairments when deemed necessary. As at the end of the reporting period, none of the receivables was impaired. The Group deemed all amounts to be recoverable.

Before accepting any new customers, the Group assesses the counterparty’s credit quality.

When determining the recoverability of a trade receivable, the Group takes any change in the credit quality of the trade receivable from the date credit was initially granted up to the end of the reporting period into account.

Of the trade receivables balance at the end of the year an amount of 4.728 TEUR (48%) is due from the companies Stryker and Surgiquest, the Group’s largest customers. This imposes a certain credit risk concentration for the Group.

Age of receivables that are past due but not impaired.

EUR ‘000	31.12.2016
30-60 days	6
61-90 days	7
91-180 days	189
181-360 days	3
more than 360 days	184
Total	389

12.2 Cash and cash equivalents

EUR ‘000	31.12.2016
Cash at bank and in hand	2.316

The above figure reconciles to the amount of cash shown in the statement of cash flows at the end of the financial year. None of the deposits are subject to any restrictions.

12.3 Trade and other payables

The Group presents trade payables in an amount of 3.583 TEUR as of 31 December 2016. All trade payables as of 31 December 2016 are classified as current as they are all payable within one year.

Financial risk management policies and liquidity management systems are in place to ensure that all payables are paid within the given credit terms.

12.4 Borrowings

EUR ‘000	31.12.2016
Loans from:
- Banks	1.890
- Related parties	500
Finance lease obligations	429
Cash Pooling ATON	780
Total	3.599
- Non-current	1.987
- Current	1.612

Maturity analysis as of 31 December 2016:

EUR ‘000	Less than 1 year	1 – 5 years	More than 5 years
Loans from banks	280	1.610	-
Loans from related parties	500	-	-
Finance lease obligations	52	377	-
Cash pooling Aton	780
Total	1.612	1.987	-

12.4.1 Secured liabilities and assets pledged as security

In 2013, the Group pledged its ownership of land and buildings in Ludwigsstadt, Germany as mortgage property for the bank loan. The pledge has an amount of 2.800 TEUR. The loan is expected to be fully paid back in 2021.

Lease liabilities are effectively secured as the rights to the leased assets recognized in the consolidated financial statements revert to the lessor in the event of default.

Loans from related parties are unsecured.

12.4.2 Compliance with loan covenants

The Group has complied with the covenants of its borrowing facilities during the reporting period.

12.4.3. Finance leases

The Group leased fixtures and fittings under finance leases. The average lease term is 4 years. The Group does not have options to purchase the equipment for a nominal amount at the end of the lease terms. The Group’s obligations under finance leases are secured by the lessor’s title to the leased assets. Interest rates underlying all obligations under finance leases are fixed at respective contract dates ranging from 2,42% to 7,25% per annum.

The following table presents the minimum lease payments with regard to the finance leases:

EUR ‘000	31.12.2016
Not later than one year	59
Later than one year and not later than five years	385
Later than five years	-
Total	444
- Less: future finance charges	-15
Present value of minimum lease payments	429

12.5 Fair value measurements

The Group conducted a formal assessment of the carrying amount of its bank loan in comparison to its fair value and deemed the carrying amount to be a reasonable approximation of its fair value. Therefore, there is no separate disclosure of fair values. All other financial assets and instruments of the Group are of a short-term nature (cash, trade receivables and payables). Hence, the carrying amounts of these assets and liabilities are reasonable approximations for their fair values.

13. Inventories

EUR ‘000	31.12.2016
Raw materials and consumables	4.371
Work in progress	1.541
Finished goods and goods of merchandise	2.230
Total	8.142

The cost of inventories recognized as an expense in respect of write-downs to net realizable value during the year was 544 TEUR.

14. Issued capital

The ordinary share capital of the Group is 5.000 TEUR. The ordinary shares are fully paid and each share represent 1 EUR of the issued capital.

Furthermore, the Group holds additional paid-in capital in an amount of 5.915 TEUR.

15. Other reserves

The Group recognizes a reserve for foreign currency translation in equity. Exchange differences arising on translation of the foreign subsidiaries are recognized in other comprehensive income as shown in the development of equity and accumulated in a separate reserve within equity. The cumulative amount is reclassified to profit or loss when the net investment is disposed of. Exchange differences recognized in other comprehensive income are presented net of tax. As at the reporting date, there were no tax effects related to such items.

16. Retained earnings

The following table shows the development of the retained earnings:

EUR ‘000	31.12.2016
Balance at beginning of year	12.782
Profit attributable to owners of the Company	6.033
Payment of dividends	-4.000
Balance at end of year	14.815

17. Provisions & Tax Liabilities

EUR ‘000	Archiving costs	Taxes	Personnel expenses	Warranties	Other
Balance at 01 January 2016	102	756	4	565	180
Consumption	-	-129	-4	-	-185
Reversal	-	-11	-	-413	-2
Additions	-	1.013	161	656	70
Balance at 31 December 2016	102	1.628	161	808	76

Except for non-current provisions for archiving costs in an amount of 83 TEUR (2015: 83 TEUR), all provisions are current.

Other provisions include provisions for legal disputes in an amount of 44 TEUR (2015: 150 TEUR).

The provision for warranty claims represent the present value of the Group’s best estimate of the future outflow of economic benefits that will be required for the Group’s obligations for warranties under local sale of goods legislation as well as given guarantees that exceed the legislation. The estimate has been made on the basis of historical warranty trends and may vary as a result of new materials, altered manufacturing processes and newly introduced product lines.

18. Other liabilities

EUR ‘000	31.12.2016
Deferred income	502
Liabilities to employees	2.447
Other	335
Total	3.284
- Non-current	181
- Current	3.103

The Group recognizes deferred income related to non-current guarantee obligations in its US business. As of 31 December 2016 these were stated at 181 TEUR.

Employee related liabilities include liabilities for bonus payments in an amount of 1.344 TEUR, liabilities from current payrolls in an amount of 650 and liabilities for overtime and flextime credit in an amount of 183 TEUR.

The item “Other” includes payments received on account for orders in an amount of 59 TEUR and liabilities for other taxes in an amount of 255 TEUR.

19. Retirement benefit plans – Defined contribution plans

The employees of the Group in Germany are members of a state-managed retirement benefit plan operated by the government of Germany. The Group is required to contribute a specified percentage of payroll costs to the retirement benefits scheme to fund the benefits. The only obligation of the Group with respect to the retirement benefit plan is to make the specified contributions.

The total expense recognized in profit or loss of 122 TEUR represents contributions payable to these plans by the Group at rates specified in the rules of the plans.

20. Operating lease arrangements

The Group’s operating leases relate to leases of property, machinery and equipment as well as fixtures and fittings. The Group does not have the option to purchase the property after the expiry of the lease periods. The leases have varying terms and renewal rights. On renewal, the terms of the leases are generally renegotiated.

Non-cancellable operating lease commitments.

EUR ‘000	31.12.2016
Not later than one year	1.470
Later than one year and not later than five years	5.317
Later than five years	1.290
Total	8.077

Payments recognized as an expense.

EUR ‘000	2016
Minimum lease payments	1.451
Total	1.451

21. Commitments for expenditure

Significant capital expenditures contracted at the end of the reporting period but not recognized as liabilities is as follows:

EUR ‘000	31.12.2016
Unconditional PPE purchase commitments	39
Other commitments to third parties	174
Total	213

22. Notes to the statement of cash flows

For the purpose of the statement of cash flows, the Group’s cash and cash equivalents includes cash on hand and in banks, net of outstanding bank overdrafts (0 TEUR), over the reporting period as a result of cash effective in- and outflows. Cash flows are shown separately for operating, investing and financing activities and are divided according to their source and utilization. The cash flow from operating activities is derived indirectly from the profit for the year. Cash flows from investing and financing activities are calculated directly.

23. Financial risk

In the course of its operational activities, WOM is subject to the following financial risks:

-	Credit risk
-	Liquidity risk
-	Market risk

Market risks also encompass risks from the alteration of interest rates and foreign exchange risks.

The following remarks describe these risks and the related processes of the Group’s risk management. WOM employs a central approach to identify, measure and manage financial risks. The Group continuously monitors the appropriateness of its risk management processes by comparing its performance against suitable benchmarks.

23.1 Capital management

Additionally, the Group faces capital risks. WOM manages its capital with the objective to ensure that entities in the Group will be able to continue as going concerns while providing reliable returns for its stakeholders. Another objective is to sustain a top-class credit rating with its banks to have continuous access to financing at low costs.

The Group mainly focuses on the optimization of the debt and equity balance.

The capital structure of the Group consists of net debt (financial debt offset by cash and bank balances) and equity of the Group (encompassing issued capital, reserves and retained earnings). The Group is not subject to any externally imposed capital requirements.

23.2 Financial risk management

The Group’s board of directors has the overall responsibility for the establishment and oversight of the risk management framework. The Senior Vice President regularly assesses WOM’s risk exposure in various areas and adjusts the implemented risk management measures, if deemed necessary.

The finance department has the operational responsibility for the implementation of the risk management. It develops and maintains risk management policies to identify and analyze the risks faced by WOM, and assigns the risks into certain risk groups, depending on the potential impact on the Group. Subsequently, each partial risk is assessed regarding its probability of occurrence in order to estimate the risk exposure of the Group. Thereby, existing risks can be continuously monitored and responded to by implementing appropriate counter-measures. The status of the implementation of new risk management policies and measures is closely monitored and documented.

The Group is committed to maintain a disciplined and constructive control and risk management environment and supports this through regular trainings for its employees. Guidelines and the communication of risk management reports ensure that all employees understand their roles and obligations.

In the reporting period, WOM introduced a risk-related early warning system, in order to enable the Group to react to potential risks in a timely manner.

The policies for management of financial risk, such as foreign exchange risk, interest rate risk, credit risk and use of derivative financial instruments are approved by the board of directors and managed by the finance department.

23.2.1 Credit risk

Credit risks is defined as the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. Therefore, the risk exposure is limited to the carrying value of trade and other receivables.

The Group closely monitors the creditworthiness of its counterparties on a continuous basis.

For the trade receivables that have not been impaired as of 31 December 2016, there were no indication for potential defaults.

As shown in note 12.1, WOM as an OEM provider faces a comparably high concentration of credit risk. About half of the trade receivables as of the end of the reporting period were from the Group’s two largest clients. WOM maintains close relationships to its key accounts and continuously monitors creditworthiness.

23.2.2 Liquidity risk

Liquidity risk is defined as the risk that due to a shortage in liquidity, the Group becomes unable to meet its financial commitments. To mitigate that risk, the Group established an appropriate liquidity risk management framework for the management of the Group’s short-, medium- and long-term funding and liquidity requirements. WOM maintains adequate reserves, banking facilities and reserve borrowing facilities to manage the liquidity risk. Furthermore, a continuous monitoring of forecast and actual cash flows supports the risk mitigation. Additionally, WOM is integrated into the Cash Pooling of its ultimate parent, ATON, to provide sufficient reserve borrowing facilities.

23.2.3 Market risk

The Group’s activities in the USA and Asia expose it to the financial risk of changes in the foreign currency exchange rates.

23.2.3.1 Foreign currency risk management

The Group undertakes transactions denominated in foreign currency and is consequently exposed to exchange rate fluctuations.

The following gives an overview of the Groups exposure to foreign currency risk:

EUR ‘000	31.12.2016		01.01.2016
	USD	HKD	USD	HKD
Trade Receivables	7.248	457	4.231	430
Trade Payables	-379	-1.314	-298	-1.841
Cash equivalents	52	0	51	0

As shown in the table above, the Group is exposed to changes in USD/EUR and HKD/EUR exchange rates. The sensitivity of profit or loss to changes in the exchange rates arises from US-Dollar and HK-Dollar denominated financial instruments.

EUR ‘000	Impact on profit or loss
2016
USD/EUR exchange rate - increase 10%	-629
USD/EUR exchange rate - decrease 10%	769
HKD/EUR exchange rate - increase 10%	78
HKD/EUR exchange rate - decrease 10%	-95

The Group uses derivative financial instruments to hedge foreign currency risk, when deemed necessary. WOM does not use those instruments for speculative purposes. As of 31 December 2016, the Group does not hold any derivative instruments.

23.2.3.2 Interest risk

The Group is not exposed to material interest rate risk because it merely borrows funds at long-term fixed interest rates. Borrowed funds with floating interest rates do not exist.

Current receivables and payables are not subject to interests and therefore not exposed to interest rate risk.

23.2.3.3 Other price risk

The Group is not exposed to other market risks besides foreign currency and interest risk. Particularly, the Group does not hold any equity instruments with related price risk.

24. Subsidiaries

The following table presents details of the Group’s subsidiaries at the end of the reporting period. All subsidiaries are fully consolidated.

Name	Place of incorporation	Proportion of ownership interest and voting power held by the Group
		31.12.2016	01.01.2016
W.O.M. World of Medicine USA, Inc.	Orlando, USA	100%	100%
W.O.M. WORLD OF MEDICINE Produktions-GmbH	Ludwigsstadt, Germany	100%	100%
W.O.M. World of Medicine Lemke GmbH[1]	Berlin, Germany	Nil	100%
Clyxon Laser GmbH[1]	Berlin, Germany	Nil	100%
W.O.M. WORLD OF MEDICINE ASIA Limited	Hong Kong	100%	100%

1 As of 08 July 2016, the subsidiaries W.O.M. World of Medicine Lemke GmbH and Clyxon Laser GmbH have been merged to W.O.M. World of Medicine GmbH (WOM). Formerly, WOM held 100% of ownership interest in both entities.

25. Related party transactions

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed in this note. Details of transactions between the Group and other related parties are further disclosed here:

WOM has identified related parties in accordance with IAS 24. The related party transactions in the reporting period occurred in the ordinary course of business and were carried out in accordance with the arm’s length principle.

Goods and services provided to related parties give rise to receivables of 58 TEUR and payables arising from goods and services received from related parties are nil. Purchased services from a related party incurred expenses in an amount of 135 TEUR and other sales yielded expenses of 76 TEUR.

The Group is integrated into the cash pooling of its ultimate parent, ATON GmbH. As of the end of the reporting period, payables for cash pooling are 780 TEUR. The loan in an amount of 500 TEUR as of 01 January 2016 provided by ATON GmbH has been fully repaid in the reporting period. The Group incurred interest expenses related to ATON GmbH in an amount of 54 TEUR.

Furthermore, the Group has been provided with a loan by the related party ATON Group Finance GmbH in 2014 in an amount of 2.500 TEUR of which TEUR 2.000 are already repaid. The loan is unsecured and stated as current as at 31 December 2016 as it had been repaid in 2017. The loan has an interest rate of 5,00%. Additionally, other liabilities related to ATON Group Finance GmbH are stated at 4 TEUR. The Group incurred interest expenses from provided financing by ATON Group Finance GmbH in an amount of 69 TEUR.

The members of the management board were identified as related parties of WOM in accordance with the principles in IAS 24. Members of the management board are Dr. Clemens Scholz and Oliver Kupka. In the reporting period, the members of the management board received total remuneration in an amount of 1.039 TEUR. The remuneration of key management personnel comprises solely short-term employee benefits.

26. Events after the reporting period

The loan provided by the related party ATON Group Finance in an amount of 500 TEUR as of 31.12.2016 has been repaid in full in advance during February 2017.

On 6 June 2017 the shareholders of the Group entered in to a share and purchase agreement with Novanta Inc. Closing of the transaction is expected in the third quarter of 2017.

27. Approval of financial statements

The financial statements were approved by the board and authorized for issue on 23 June 2017.

The Management Board

W.O.M. WORLD OF MEDICINE GmbH

Dr. Clemens ScholzOliver Kupka

INDEPENDENT AUDITORS' REPORT

To the shareholders of W.O.M. World of Medicine GmbH, Berlin

We have audited the accompanying consolidated financial statements of W.O.M. World of Medicine GmbH (the "Company"), which comprise the consolidated statement of financial position as of December 31, 2016, and the consolidated statement of profit or loss and other comprehensive income, the consolidated statement of changes in equity and the consolidated statement of cash flows, for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Basis for Qualified Opinion

International Accounting Standard 1, Presentation of Financial Statements, requires that comparative financial information shall be disclosed in respect of the previous period for all amounts reported in the financial statements, except when a Standard or Interpretation permits or requires otherwise. These consolidated financial statements have been prepared solely for the purpose of meeting the requirements of Rule 3-05 of Regulation S-X of the Securities and Exchange Commission.  Consequently, no comparative financial information is presented. The omission of comparative financial statements and related information results in an incomplete presentation of the consolidated financial statements.

Qualified Opinion

In our opinion, except for the omission of comparative financial information as described in the Basis for Qualified Opinion paragraph, such consolidated financial statements present fairly, in all material respects, the financial position of W.O.M. World of Medicine GmbH as at December 31, 2016, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

June 23, 2017

/s/ Deloitte GmbH
Wirtschaftsprüfungsgesellschaft